                                                                    Exhibit 4(b)

                            CASE CREDIT CORPORATION

                             6-3/4% Note Due 2007




No. 1001                                                            $150,000,000
CUSIP No.   147433ACO

          This Security is a Book-Entry Security in a global form within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of a Depository. This global Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

          Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                            CASE CREDIT CORPORATION

          CASE CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on October 21, 2007, and to pay interest thereon from October 21, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 21 and October 21 in each year, commencing April 21, 1998, at the rate of 6:% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be April 7 or October 7 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the

Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

          The Securities of this series will be redeemable in whole or in part at any time at the option of the Company at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of such Securities, plus accrued but unpaid interest thereon to the date of redemption (the ARedemption Date@) and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued but unpaid interest thereon to the Redemption Date. If a Redemption Date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the Redemption Date, only the unaccrued portion of such interest payment as of the Redemption Date shall be included in any present value calculation pursuant to clause (ii).

          "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

          "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities, Inc., their respective successors and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by the Company pursuant to Section 3.1 of the Indenture in addition to, or in substitution for, any of such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Securities of this series to be redeemed.

          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

          The Securities of this series shall not provide for a sinking fund.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: October 21, 1997

(seal)                                          CASE CREDIT CORPORATION

                                            By: /s/ ROBERT A. WEGNER
                                                -------------------------------
                                                Name:  Robert A. Wegner
                                                Title: Vice President and Chief
                                                      Financial Officer


Attest:


By: /s/ DAWN M. BECK
    ------------------------------
Name:  Dawn M. Beck
Its:   Assistant Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned
Indenture.

Dated: October 21, 1997


By: /s/ MARY LAGUMINA
    ------------------------------
        Authorized Signatory